UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2009

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Linear Technology Corporation (the “Company”) is filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 13, 2009 (the “Original Filing”), furnishing a copy of the Company’s press release dated January 13, 2009 disclosing the Company’s financial results for the quarter ended December 28, 2008 (the “January Press Release”).

As disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended December 28, 2008, filed with the Securities and Exchange Commission on February 6, 2009, the Company has revised its financial results from those disclosed in the January Press Release.  The revised results are set forth in the Form 10-Q, and also in the Company’s press release dated February 6, 2009 (the “February Press Release”), which is hereby furnished to the SEC.  The financial information contained in the January 2009 press release is supplemented and superseded by the information disclosed in the February Press Release and the Form 10-Q.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 6, 2009, Linear Technology Corporation issued a press release titled “Linear Technology revises the charge taken for accelerating the vesting of all “out-of-the-money” stock options and issues revised second quarter 2009 results increasing diluted earnings per share by $0.05.”

The text of the Company’s press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description

99.1
On February 6, 2009, Linear Technology revises the charge taken for accelerating the vesting of all “out-of-the-money” stock options and issues revised second quarter 2009 results increasing diluted earnings per share by $0.05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	February 6, 2009
		By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Text of press release, dated February 6, 2009 titled “Linear Technology revises the charge taken for accelerating the vesting of all “out-of-the-money” stock options and issues revised second quarter 2009 results increasing diluted earnings per share by $0.05.”